UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2012

Sorrento Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52228	33-0344842
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6042 Cornerstone Ct. West, Suite B, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-210-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2012, Sorrento Therapeutics, Inc. ("Sorrento" or the "Company") entered into an Amended and Restated Stock Purchase Agreement (the "Amended Stock Purchase Agreement") with certain investors listed therein, pursuant to which Sorrento will issue and sell an additional 37,500,000 shares of common stock in an additional closing to certain accredited investors, in consideration for an aggregate investment of $6.0 million (the "Additional Closing"). The Additional Closing is expected to occur on or about May 15, 2012, subject to customary closing conditions.

The Amended Stock Purchase Agreement amended the Company’s previously-announced Stock Purchase Agreement dated December 29, 2011 pursuant to which the Company issued and sold 12,500,000 shares of common stock in consideration for an aggregate investment of $2.0 million.

The shares to be sold to the investors in the Additional Closing are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving a public offering. None of these shares may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

All other material terms of the original Stock Purchase Agreement described in the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2012 remain unchanged. The foregoing summary of the Amended Stock Purchase Agreement is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. The Amended Stock Purchase Agreement contains representations to support the Company’s reasonable belief that the investors in the Additional Closing had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own accounts and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are sophisticated within the meaning of Section 4(2) of the Securities Act and "accredited investors" (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Additional Closing other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the shares will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities will bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Sorrento cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "indicates," "will," "intends," "potential," "suggests," "assuming," "designed" and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements concerning Sorrento’s expectations regarding the timing of the Additional Closing and the expected proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Sorrento that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Sorrento’s business, including, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Additional Closing, as well as risks and uncertainties associated with Sorrento’s business and finances in general. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Sorrento undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading "Risk Factors" in Sorrento’s Annual Report on Form 10-K, which was filed with the SEC on March 30, 2012 and is available from the SEC’s website (www.sec.gov) and the Company’s website (www.sorrentotherapeutics.com) under the heading "Investors." All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit # Description

10.1 Amended and Restated Stock Purchase Agreement dated May 14, 2012 by and between the Company and the investors whose names appear on the signature pages thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sorrento Therapeutics, Inc.

May 14, 2012	By:	Henry Ji

Name: Henry Ji
Title: Interim Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Stock Purchase Agreement dated May 14, 2012 by and between the Company and the investors whose names appear on the signature pages thereof.